QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2003 relating to the financial statements and financial statement schedule of Hickory Tech Corporation, which appears in Hickory Tech Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
August 11, 2003

QuickLinks

  EXHIBIT 23.1
Consent of Independent Accountants